Exhibit 10.9.2
SECOND AMENDMENT TO
HUBBELL INCORPORATED GRANTOR TRUST FOR
SENIOR MANAGEMENT PLANS
     WHEREAS, Hubbell Incorporated (the “Company”) and The Bank of New York Mellon (the “Trustee”) have entered into a trust agreement dated the 14th day of March, 2005 (the “Trust Agreement”) to establish the Hubbell Incorporated Grantor Trust for Senior Management Plans (the “Trust”), which Trust Agreement was subsequently amended by the First Amendment to the Trust Agreement, effective January 1, 2005;
     WHEREAS, that pursuant to Section 7.1 of the Trust Agreement, the Trust may be amended prior to a Change of Control by the Company with the written consent of the Trustee;
     WHEREAS, the Company desires to amend the Trust Agreement to reflect the addition of a Plan to be covered by the Trust;
     WHEREAS, the Trustee hereby agrees to such amendment;
     NOW, THEREFORE, the Trust Agreement is hereby amended, effective as of June 1, 2009, as follows:
     1. By amending Section 1.1(n) of the Trust Agreement to read in its entirety as follows:
     “(n) “Plan” (and collectively, “Plans”) shall mean any of (i) any Continuity Agreement between the Company and any of its senior executives, (ii) the Hubbell Incorporated Amended and Restated Supplemental Executive Retirement Plan, (iii) the Hubbell Incorporated Top Hat Restoration Plan, or (iv) the Hubbell Incorporated Supplemental Management Retirement Plan, each as from time to time may be amended.”
     IN WITNESS WHEREOF, Hubbell Incorporated has caused this Second Amendment to be executed by its Secretary this 3rd day of June, 2009.

HUBBELL INCORPORATED
By:	/s/ Richard W. Davies
Richard W. Davies
Vice President and Secretary

     AGREED and ACCEPTED, The Bank of New York Mellon, as Trustee of the Trust, hereby agrees and accepts the foregoing Second Amendment to the Trust Agreement.

By:	/s/ Elaine White
Name:	Elaine White
Title:	Vice President
Date:	6/17/09